Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 12, 2005, included in the annual report on Form 10-KSB of Viseon, Inc. and subsidiaries for the years ended June 30, 2004 and 2005, and to reference to our Firm under the caption “Experts” in the Prospectus.
  /s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
September 30, 2005